UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2010

SEAFARER EXPLORATION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-29461	73-1556428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kyle Kennedy
Chief Executive Officer
14497 N. Dale Mabry Hwy.
Suite 209N
 Tampa, Florida 33618

(Address of principal executive offices) (Zip Code)

(813) 448-3577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 6, 2010, Chris Gilcher resigned as Chief Financial Officer (“CFO”) of Seafarer Exploration Corp. (“Seafarer”).  Mr. Gilcher was appointed CFO of Seafarer in June 2008.  Mr. Gilcher resignation was not the result of any disagreements with the management of Seafarer or its outside professionals regarding accounting or financial reporting matters, rather it was a result of Mr. Gilcher’s efforts to grow his business and financial consulting firm. Seafarer thanks Mr. Gilcher for his past hard work and dedication to the Company.

Mr. Gilcher has agreed to continue to work with the Company on a consulting basis to assist with accounting, financial reporting and strategic planning.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAFARER EXPLORATION CORP.

Date: July 7, 2010	By:	/s/ Kyle Kennedy
Name: Kyle Kennedy
Title: Chief Executive Officer